Exhibit 10.6

                                 PROMISSORY NOTE

Principal amount: $325,000                  Date: September 1, 2002

FOR VALUE RECEIVED, the undersigned hereby promise to pay to the order of ProNetworkTV, Inc., located at 1650 Oakbrook Drive, suite 405, Norcross, GA 30093 the sum of Three Hundred Twenty Five Thousand Dollars ($325,000), together with interest thereon at the rate of 8.0% per annum on the unpaid balance. Said sum shall be paid in the following manner:

         Payment 1:   $75,000 Within 30 days of OVT, Inc. funding

         Payment 2-6: $50,000 each payment, commencing 30 days after Payment 1
                      (Plus accrued interest)

 All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty.

This note shall be at the option of holder thereof be immediately due and payable upon the occurrence of any of the following: 1) Failure to make any payment due hereunder within on or before its due date. 2) Upon any change in control of the corporate entity. 3) Upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receiving not vacated within thirty (30) days.

In the event this note shall not be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees. Payments not made within (5) days of due date shall be subject to a late charge of 1% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be fully paid and waive demand, presentment, and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of all collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing: and any indulgence on any occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Georgia.

Witnessed:

/s/  Brenda Bethea
   ---------------
Witness

/s/ Richard E. Bennett
    ------------------
Borrower
Richard E. Bennett, President
OVT, Inc.
1650 Oakbrook Drive
Norcross, GA 30093

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